Exhibit 99.1

Finance of America to Acquire Assets of Reverse Mortgage Lender AAG

Strategic acquisition marks expansion into direct-to-consumer retail channel, underscores commitment to expanding access to home equity solutions for America’s retirees

Plano, Texas – December 7, 2022 – Finance of America Companies Inc. (NYSE: FOA) (“FOA” or the “Company”), a leading specialty finance and solutions platform, today announced it will acquire assets of American Advisors Group (“AAG”), a leading direct-to-consumer reverse mortgage lender, in exchange for a combination of cash and equity. The transaction underscores FOA’s commitment to invest in businesses that have strong growth potential with structural and demographic tailwinds.

Commenting on bringing AAG’s direct-to-consumer retail channel under the FOA umbrella, Graham A. Fleming, FOA President and Interim Chief Executive Officer, said, “We believe home equity will be an increasingly important asset for Americans to consider in order to supplement their incomes, especially in retirement. We are confident that our expansion into this direct-to-consumer retail channel will position us to further educate, grow and service this market while driving enhanced value and opportunities for our customers, employees, partners and investors.”

Upon completion of the deal, which is expected to be accretive to both Tangible Book Value and Earnings Per Share, FOA’s subsidiary, Finance of America Reverse LLC, will operate a separate direct-to-consumer retail channel under the brand name AAG, whose ads currently reach over 10 million consumers annually in various ways, including the use of celebrity spokesperson Tom Selleck. The transaction is expected to close in the first half of 2023, subject to customary closing conditions and regulatory approvals.

In support of this transaction, existing stockholders of the Company, including entities affiliated with Brian L. Libman, the Company’s chairman and founder, have committed to invest an additional $30 million of capital into the Company through a private placement of FOA’s common stock. The investment is conditioned upon customary closing conditions, including the closing of the AAG transaction.

Kristen Sieffert, President of Finance of America Reverse, said, “This is an incredibly exciting day for our organizations and ultimately those we serve. By complementing FAR’s thought leadership and innovation with AAG’s unmatched investments in consumer awareness, we are strengthening a movement to change society’s retirement trajectory for the better and bringing FOA closer to its goal of helping more Americans thrive.”

Additional details of the transaction can be found in the Current Report on Form 8-K that has been concurrently filed by FOA with the SEC.

About Finance of America

Finance of America (NYSE: FOA) is a specialty finance consumer lending platform that provides pathways to achieve greater financial freedom through home equity. Through FOA’s subsidiaries, customers have access to a diverse range of flexible, end-to-end home financing and home equity solutions including home improvement loans and reverse mortgages as well as loans to residential real estate investors distributed across retail, third-party network, and digital channels. In addition, FOA’s companies offer complementary lending services to enhance the customer experience, as well as capital markets and portfolio management capabilities to optimize distribution to investors. FOA is headquartered in Plano, TX. For more information, please visit www.financeofamerica.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements are subject to risks, uncertainties, assumptions and other important factors, including those set forth in the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2022, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

For Finance of America Media: pr@financeofamerica.com

For Finance of America Investor Relations: ir@financeofamerica.com